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                                                                    EXHIBIT 99.2

                        BIG 5 SPORTING GOODS CORPORATION
                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (together with the attached grant notice (the "GRANT NOTICE"), the "AGREEMENT") is made and entered into as of the date set forth on the Grant Notice by and between Big 5 Sporting Goods Corporation, a Delaware corporation (the "COMPANY"), and the individual (the "OPTIONEE") set forth on the Grant Notice.

      A. Pursuant to the Big 5 Sporting Goods Corporation 2002 Stock Incentive Plan (the "PLAN"), the Administrator has determined that it is to the advantage and best interest of the Company to grant to Optionee an option (the "OPTION") to purchase the number of shares of the Common Stock of the Company (the "SHARES" or the "OPTION SHARES") set forth on the Grant Notice, at the exercise price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

      B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1. Grant and Terms of Stock Option.

      1.1 Grant of Option. Pursuant to the Grant Notice, the Company has granted to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of shares of the Common Stock of the Company set forth on the Grant Notice at a purchase price per share equal to the exercise price per Share set forth on the Grant Notice. If the Grant Notice indicates (under "Type of Option") that this Option is an "ISO", then this Option is intended by the Company and Optionee to be an Incentive Stock Option. However, if the Grant Notice indicates that this Option is a "NQSO", then this Option is not intended to be an Incentive Stock Option and is instead intended to be a Nonqualified Stock Option.

      1.2 Vesting and Exercisability. Subject to the provisions of the Plan and the other provisions of this Agreement, this Option shall vest and become exercisable in accordance with the schedule set forth in the Grant Notice. Notwithstanding the foregoing, in the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant for any reason, with or without Cause, including as a result of death or Disability, this Option shall immediately cease vesting and shall be cancelled to the extent of the number of Shares as to which this Option has not vested as of the date of termination.

      1.3 Term of Option. No portion of this Option may be exercised more than ten years from the date of this Agreement. In the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant, this Option shall be cancelled as to any

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unvested Shares as provided in Section 1.2, and shall terminate and be cancelled with respect to any vested Shares on the earlier of (i) the expiration of the ten year period set forth in the first sentence of this Section 1.3, or (ii) 90 days after termination of Optionee's Continuous Status as an Employee, Director or Consultant (or 12 months in the case of termination as a result of Optionee's Disability or death); provided, however, if Optionee's Continuous Status as an Employee, Director or Consultant is terminated for Cause, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested.

2. Method of Exercise.

      2.1 Delivery of Notice of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan. Such written notice shall be signed by Optionee (or by Optionee's beneficiary or other person entitled to exercise this Option in the event of Optionee's death under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall not be deemed exercised until the Company receives such written notice accompanied by the exercise price and any other applicable terms and conditions of this Agreement are satisfied. This Option may not be exercised for a fraction of a Share.

      2.2 Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all Applicable Laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law.

      2.3 Method of Payment. Payment of the exercise price shall be made in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the advance approval of the Administrator in its sole discretion, (a) by delivery of shares of Common Stock already owned by Optionee, (b) by delivery of a full recourse promissory note made by Optionee in favor of the Company, (c) by a "broker's exercise" involving the sale, at the time of the exercise of the Option, of Shares having a Fair Market Value equal to the exercise price, and the simultaneous remission of the exercise price to the Company, or (d) by any combination of the foregoing. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their Fair Market Value determined on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). In addition, the Administrator may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion, including without limitation a requirement that the shares of Common Stock delivered have been held

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by the Optionee for a specified period of time. Any promissory note delivered pursuant to this Section 2.3 shall have terms and provisions (including, without limitation, those relating to the maturity date, payment schedule and interest rate) as determined by the Administrator in its sole discretion, shall be secured by the Shares acquired and shall comply with all Applicable Laws (including, without limitation, state and federal margin requirements).

      2.4 Notice of Disqualifying Disposition of Incentive Stock Option. If this Option is an Incentive Stock Option and the Optionee sells or otherwise disposes of any of the Shares acquired upon exercise of this Option on or before the later of (i) two years after the date of grant, or (ii) one year after the date such Shares were acquired, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the taxable income recognized as a result of such disposition and that the Optionee shall be required to satisfy such withholding obligations either by making a payment to the Company in cash or by withholding from current earnings of the Optionee.

3. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee. Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may, to the extent it remained unexercised (but vested and exercisable by Optionee in accordance with its terms) on the date of death, be exercised by Optionee's beneficiary or other person entitled to exercise this Option in the event of Optionee's death under the Plan. Notwithstanding the first sentence of this
Section 3, (i) if this Option is a Nonqualified Stock Option, this Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) this Option may be assigned, in connection with the Optionee's estate plan, in whole or in part, during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate. For purposes of this Section 3, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents.

4. Market StandOff. The Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of (including by means of sales pursuant to Rule 144) any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the 180-day period beginning on the effective date of the registration statement for the initial public offering of the Company's stock and during the 90-day period beginning on the effective date of the registration statement for any other underwritten offering (except as part of such underwritten registration), unless the managing underwriters for the registered public offering otherwise agree. This provision shall expire two years after the date of the initial public offering of the Company's stock.

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5. General.

      5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to Agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

      5.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

      If to the Company:    Big 5 Sporting Goods Corporation
                            2525 East El Segundo Boulevard
                            El Segundo, CA 90245
                            Attention: Senior Vice President and General Counsel

      If to Optionee, at the address set forth on the Grant Notice.

      5.3 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

      5.4 Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto

      5.5 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Option Shares on or with respect to which such other capital stock was distributed.

      5.6 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

      5.7 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

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      5.8 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

      5.9 No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

      5.10 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

      5.11 Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

      5.12 Arbitration.

            5.12.1 General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this section 5.12 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court pursuant to California Code of Civil Procedure Section 1281.8, or any comparable provision, for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Los Angeles, California.

            5.12.2 Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from a list of twenty persons (which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Los Angeles, California. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name

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on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

            5.12.3 Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgement if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

            5.12.4 Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Optionee wishes to contribute (up to 50%) to the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

            5.12.5 Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

      5.13 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

      5.14 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the

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plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

      5.15 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.16 Complete Agreement. The Grant Notice, this Agreement and the Plan constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

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                                    EXHIBIT A
                       NOTICE OF EXERCISE OF STOCK OPTION

Big 5 Sporting Goods Corporation
2525 East El Segundo Boulevard
El Segundo, CA 90245
Attn: Senior Vice President and General Counsel

Ladies and Gentlemen:

      The undersigned hereby elects to exercise the option indicated below:

Option Grant Date: ____________________
Type of Option: Incentive Stock Option / Nonqualified Stock Option Number of Shares Being Exercised: ____________
Exercise Price Per Share: _________________
Total Exercise Price: $_____________
Method of Payment: ______________

      Enclosed herewith is payment in full of the total exercise price and a copy of the Grant Notice.

      My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

            Name: __________________________________________

            Address: _______________________________________

                     _______________________________________

            Social Security Number:_________________________

                                   Sincerely,

Dated: _________________                   _____________________________________
                                                  (Optionee's Signature)

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                        BIG 5 SPORTING GOODS CORPORATION
                            STOCK OPTION GRANT NOTICE
                           (2002 STOCK INCENTIVE PLAN)

Big 5 Sporting Goods Corporation (the "COMPANY"), pursuant to its 2002 Stock Incentive Plan (the "PLAN"), hereby grants to Optionee the option to purchase the number of Shares of the Company set forth below (the "OPTION"). This Option is subject to all of the terms and conditions as set forth in this Grant Notice, the Stock Option Agreement (the "OPTION AGREEMENT") and the Plan, all of which are attached hereto and incorporated herein in their entirety, and the Amended and Restated Employment Agreement dated June 14, 2002 by and among the Company, Big 5 Corp. and the Optionee (the "EMPLOYMENT AGREEMENT").

Optionee:                                      Steven G. Miller
Date of Grant:                                 February 11, 2003
Number of Shares of Common Stock:              30,000
Exercise Price Per Share:                      $10.32
Initial Vesting Date:                          March 1, 2003
Type of Option                                 NQSO

VESTING SCHEDULE: Subject to the restrictions and limitations of the Option Agreement, the Plan and the Employment Agreement, this Option shall vest and become exercisable in forty-eight (48) equal monthly installments commencing on the Initial Vesting Date. On the first day of each month following the Initial Vesting Date, this Option shall become vested and exercisable with respect to an additional 625 Shares.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and has read and understands and agrees to, the Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, the Option Agreement, the Plan and the Employment Agreement set forth the entire understanding between Optionee and the Company regarding the grant by the Company of the Option referred to in this Grant Notice. Subject to the terms and conditions of the Employment Agreement, Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Administrator upon any questions arising under the Plan.

BIG 5 SPORTING GOODS CORPORATION                    OPTIONEE:

By:     /s/  Gary S. Meade                              /s/  Steven G. Miller
   -------------------------------------------      ----------------------------
            Signature                                        Signature

Title: Senior Vice President & General Counsel      Date: March 11, 2003

Date: February 26, 2003

ATTACHMENTS: Stock Option Agreement and 2002 Stock Incentive Plan

SPOUSE OF OPTIONEE:

Spouse has read and understands the Option Agreement and the Plan and is executing this Grant Notice to evidence Spouse's consent and agreement to be bound by all of the terms and conditions of the Option Agreement and the Plan (including those relating to the appointment of the Optionee as agent for any interest that Spouse may have in the Option Shares).

        /s/  Jacquelyne G. Miller                   Date: March 11,2003
----------------------------------------------
                Signature

Optionee Address:

2525 East El Segundo Boulevard, El Segundo, CA 90245

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                        BIG 5 SPORTING GOODS CORPORATION
                            STOCK OPTION GRANT NOTICE
                           (2002 STOCK INCENTIVE PLAN)

Big 5 Sporting Goods Corporation (the "COMPANY"), pursuant to its 2002 Stock Incentive Plan (the "PLAN"), hereby grants to Optionee the option to purchase the number of Shares of the Company set forth below (the "OPTION"). This Option is subject to all of the terms and conditions as set forth in this Grant Notice, the Stock Option Agreement (the "OPTION AGREEMENT") and the Plan, all of which are attached hereto and incorporated herein in their entirety, and the Amended and Restated Employment Agreement dated June 14, 2002 by and among the Company, Big 5 Corp. and the Optionee (the "EMPLOYMENT AGREEMENT").

Optionee:                                      Steven G. Miller
Date of Grant:                                 February 13, 2004
Number of Shares of Common Stock:              30,000
Exercise Price Per Share:                      $24.61
Initial Vesting Date:                          March 1, 2004
Type of Option                                 NQSO

VESTING SCHEDULE: Subject to the restrictions and limitations of the Option Agreement, the Plan and the Employment Agreement, this Option shall vest and become exercisable in forty-eight (48) equal monthly installments commencing on the Initial Vesting Date. On the first day of each month following the Initial Vesting Date, this Option shall become vested and exercisable with respect to an additional 625 Shares.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and has read and understands and agrees to, the Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, the Option Agreement, the Plan and the Employment Agreement set forth the entire understanding between Optionee and the Company regarding the grant by the Company of the Option referred to in this Grant Notice. Subject to the terms and conditions of the Employment Agreement, Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Administrator upon any questions arising under the Plan.

BIG 5 SPORTING GOODS CORPORATION                    OPTIONEE:

By:     /s/  Gary S. Meade                             /s/  Steven G. Miller
   -------------------------------------------      ----------------------------
            Signature                                        Signature

Title: Senior Vice President & General Counsel      Date: March 9, 2004

Date: February 13, 2004

ATTACHMENTS: Stock Option Agreement and 2002 Stock Incentive Plan

SPOUSE OF OPTIONEE:

Spouse has read and understands the Option Agreement and the Plan and is executing this Grant Notice to evidence Spouse's consent and agreement to be bound by all of the terms and conditions of the Option Agreement and the Plan (including those relating to the appointment of the Optionee as agent for any interest that Spouse may have in the Option Shares).

        /s/  Jacquelyne G. Miller                   Date: March 9, 2004
----------------------------------------------
               Signature

Optionee Address:

2525 East El Segundo Boulevard, El Segundo, CA 90245